Exhibit 99.1

Contacts:	For Media:	For Financials:

	John S. Oxford	James C. Mabry IV

	Senior Vice President	Executive Vice President

	Chief Marketing Officer	Chief Financial Officer

	(662) 680-1219	(662) 680-1281

RENASANT CORPORATION ANNOUNCES PRICING OF $200 MILLION OFFERING OF COMMON STOCK

TUPELO, MISSISSIPPI (July 29, 2024) - Renasant Corporation (NYSE: RNST) (the “Corporation”) today announced the pricing of its public offering of 6,250,000 shares of its common stock (the “common stock”), at a price to the public of $32.00 per share, for an aggregate offering amount of $200.0 million. In addition, the Corporation has granted the underwriters a 30-day option to purchase up to an additional 937,500 shares of common stock at the public offering price, less underwriting discounts.

Stephens Inc. acted as lead book-running manager for the offering, and Raymond James & Associates, Inc. acted as joint book-running manager for the offering. Janney Montgomery Scott LLC, Piper Sandler & Co. and Hovde Group, LLC acted as co-managers for the offering.

The Corporation expects that the net proceeds of the offering will be approximately $190.0 million, assuming no exercise of the underwriters’ option to purchase additional shares, after deducting underwriting discounts and before deducting transaction expenses payable by the Corporation. The Corporation intends to use the net proceeds of the offering for general corporate purposes to support its continued growth, including investments in Renasant Bank and future strategic acquisitions.

The Corporation’s common stock is being offered only by means of a prospectus supplement and accompanying base prospectus. The Corporation has filed a registration statement on Form S-3 (File No. 333-260188) under the Securities Act of 1933, as amended, and a related preliminary prospectus supplement dated July 29, 2024 to the base prospectus contained in the registration statement with the U.S.

Securities and Exchange Commission (the “SEC”) for the shares of common stock to which this communication relates and the Corporation will file a final prospectus supplement relating to the shares of common stock. Prospective investors should read the prospectus supplement and base prospectus in the registration statement and other documents the Corporation has filed or will file with the SEC for more complete information about the Corporation and the offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, the Corporation, the underwriters or any dealer participating in the offering will arrange to send you electronic copies of the final prospectus supplement, when available, and the accompanying base prospectus if you request it by contacting Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attention: Syndicate, or by calling toll free by telephone at (800) 643-9691 or by email at prospectus@stephens.com.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the common stock of the Corporation, nor shall there be any sale of such securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the common stock is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus relating thereto.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank, a 120-year-old financial services institution. Renasant has assets of approximately $17.5 billion and operates 185 banking, lending, mortgage and wealth management offices in Mississippi, Tennessee, Alabama, Florida, Georgia, North Carolina and South Carolina.

SAFE HARBOR LANGUAGE:

This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include information about the Corporation’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Corporation’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Corporation’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Investors are urged to carefully consider the risks described in the Corporation’s filings with the SEC from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov. The Corporation undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

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